EXHIBIT 99.1

Simmons First Submits Successful Bid for Metropolitan National Bank

PINE BLUFF, Ark., Sept. 9, 2013 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) announced today that it participated in the auction to acquire Metropolitan National Bank ("MNB") and was designated as the Successful Bidder subject to the approval of the U. S. Bankruptcy Court at a hearing scheduled on September 12, 2013 in the bankruptcy proceeding of its parent bank holding company, Rogers Bancshares, Inc.

MNB, a national bank with $991 million in assets with its main office in Little Rock and branches in 14 other communities in the State of Arkansas, has a rich history of providing exemplary customer service to the communities in which it is located. Simmons will combine the operations of MNB with Simmons First National Bank and expects to continue to provide the highest quality customer service throughout the combined service area.

A more detailed information release will be made on Thursday, September 12, 2013 after the ruling of the U.S. Bankruptcy Court to be followed by an analyst conference call at 4:00 p.m. Central Time on Thursday.

Simmons First National Corporation is a $3.6 billion Arkansas based financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas.  The Company's eight banks conduct financial operations from 91 offices, of which 87 are financial centers, in 54 communities, in Arkansas, Kansas and Missouri.  The Company's common stock trades on the NASDAQ Global Select Market under the symbol "SFNC".

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements of this type speak only as of the date of this news release.  By nature, forward-looking statements involve inherent risk and uncertainties.  Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements regarding the Metropolitan National Bank acquisition bid are based on currently available information.  Actual results could differ materially after the consummation of this acquisition.  Additional information on factors that might affect Simmons First National Corporation's financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

CONTACT: DAVID W. GARNER
         Senior Vice President and Investor Relations Officer
         Simmons First National Corporation
         (870) 541-1000